Exhibit 99

PRESS RELEASE

For Release:	April 26, 2017
Nasdaq:	MFNC
Contact:	Paul D. Tobias, (248) 290-5901 / ptobias@bankmbank.com
Jesse A. Deering, (248) 290-5906 /jdeering@bankmbank.com
Website:	www.bankmbank.com

MACKINAC FINANCIAL CORPORATION REPORTS FIRST QUARTER 2017 RESULTS

(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC) (the “Corporation”), the bank holding company for mBank, today announced first quarter 2017 income of $1.726 million, or $.28 per share, compared to net income of $1.132 million, or $.18 per share, for the first quarter of 2016.  As expected, the 2017 first quarter results were positively impacted by the operating scale garnered by the two 2016 acquisitions, as well as continued organic growth.  All transaction-related expenses from the acquisitions occurred in 2016 and no legacy costs are expected this year.  Total assets of the Corporation at March 31, 2017 were $976.635 million compared to $732.932 million at March 31, 2016.

Shareholders’ equity at March 31, 2017 totaled $80.009 million, compared to $77.395 million on March 31, 2016. The tangible book value per share equated to $11.47 on March 31, 2017 compared to $11.64 per share a year ago. Weighted average shares outstanding totaled 6,270,034 shares in the 2017 first quarter compared to 6,214,083 for the same period in 2016.

mBank, the Corporation’s primary asset, recorded net income of $2.061 million in the first quarter of 2017, compared to $1.486 million for the first quarter of 2016, equating to a 39% increase.

Some highlights for the first quarter include:

•                  Quarterly dividend on common stock of $.12 per share compared to $.10 per share one year ago.

•                  Total interest income of $10.596 million for 2017 compared to $8.310 million for the same period in 2016.

•                  Net interest margin has remained strong at 4.19%.

•                  Active secondary mortgage market activity with non-interest income stemming from that business line increasing from $.267 million to $.298 million year over year for the period.

•                  Total loan production of $52.600 million in the first quarter of 2017.

Loans and Non-performing Assets

Total balance sheet loans at March 31, 2017 were $786.546 million, an increase from March 31, 2016 balances of $618.625 million.  Total loans under management now reside at $1.058 billion which includes $271.179 million of service retained loans. New loan production was solid in the 2017 first quarter at $52.6 million, with the Upper Peninsula generating $26.7 million of this total and increasing contributions from the acquired Wisconsin markets and our ABL business line Mackinac Commercial Credit.  Commercial originations accounted for $29.1 million, with retail, predominantly mortgage, equating to $23.5 million. Commenting on new loan production and overall lending activities, Kelly W. George, President and CEO of mBank stated, “We are pleased with our continued momentum and consistent loan production for the quarter, especially given some recent interest rate movement and the competitive lending landscape it fosters for good quality loans. We expect the strong production trend to continue as we move into our more seasonal lending origination months, particularly with our fully integrated and branded Wisconsin markets gaining continued traction. The performance of our asset based lending division through the first three months of the year has been strong, augmenting our well-rounded loan product mix.  Our loan product mix should serve us well in this rising rate environment.”

Nonperforming loans totaled $3.730 million, .47% of total loans at March 31, 2017 compared to $1.717 million, or .28%, of total loans at March 31, 2016 and down from the $4.124 million from December 31, 2016.  Total loan delinquencies greater than 30 days resided at a nominal .79%, or $6.193 million, at the end of the period. Mr. George, commenting on credit quality, stated, “Our credit quality risk metrics and overall loan portfolio payment performance remains strong with no significant loan issues within the portfolio for the quarter. We remain comfortable with our diligence on the acquired loan portfolios and corresponding purchase accounting marks and would expect our metrics to continue to improve in the normal course of business in 2017.”

Margin Analysis

Net interest income in the first quarter of 2017 resided at $9.166 million, or 4.19%, compared to $7.288 million, or 4.33%, in the first quarter of 2016.  Mr. George stated, “We have been successful in maintaining our strong net interest margin through the historically low interest rate cycle.  Interest rates have now begun to slowly increase, which will lead to increased net interest dollars given the asset structure of our balance sheet. We will continue to use targeted funding strategies and disciplined loan pricing in efforts to mitigate longer term interest rate risk while seeking opportunities that utilize the shape of the yield curve as we replace shorter term liabilities. We remain committed to our core banking philosophy, which emphasizes loan growth as the best asset to invest in to benefit and help grow the economic bases in our local communities, which in turn also provides the best overall returns to our shareholders.”

Deposits

Total deposits of $821.820 million at March 31, 2017 increased by $228.842 million from deposits of $592.978 million on March 31, 2016 and were slightly down from year end deposits of $823.512 million.  Mr. George, commenting on core deposits and overall liquidity, stated, “The Corporation maintains a strong liquidity position to fund operations and loan growth. We proactively review our short and long term funding needs and our pricing levels within the different segments of our deposit products to best manage our net interest margin and increase profitability.  We also continue to actively work to grow our core deposit base but we commonly experience some seasonality of deposit levels this time of year within our core client base given their locations and industry mix. This seasonality is factored into our funding plans.”

Noninterest Income/Expense

Noninterest income, at $.776 million in the first quarter of 2017, increased $.149 million from the first quarter 2016 level of $.627 million.  Year over year non-interest income levels improved partially due to an increase in SBA\USDA sales which totaled $.060 million in the 2017 first quarter. Secondary market fees increased $.031 million in the first quarter of 2017 compared to first quarter of 2016.  Noninterest expense, at $7.177 million in the first quarter of 2017, increased $.979 million from the first quarter of 2016. The expense increase from the first quarter of 2016 was largely attributable to the increased employee base from the two recent acquisitions and customary operating expenses necessary to ensure our platform infrastructure keeps pace with our growing asset base and the associated regulatory and risk management needs.

Assets and Capital

Total assets of the Corporation at March 31, 2017 were $976.635 million, up $243.703 million from the $732.932 million reported at March 31, 2016. Common shareholders’ equity at March 31, 2017 totaled $80.009 million, or $12.74 per share, compared to $77.395 million, or $12.42 per share on March 31, 2016.  The Corporation is “adequately-capitalized” and the Bank is “well-capitalized” with Tier 1 Capital of 6.76% and 9.14%, respectively.

Paul D. Tobias, Chairman and Chief Executive Officer of Mackinac concluded, “We remain very pleased with the positive impact from our 2016 acquisitions as well as the prospect of rate increases for 2017.  We will continue to seek and evaluate potential acquisition partners opportunistically while organically growing assets and earnings. We are well positioned for continued value creation for our shareholders while maintaining our safe and sound risk profile.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $975 million and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 23 branch locations; twelve in the Upper Peninsula, three in the Northern Lower Peninsula, one in Oakland County, Michigan, and seven in Northern Wisconsin.  The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” “view,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

	As of and For the	As of and For the	As of and For the
	Quarter Ending	Year Ending	Quarter Ending
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2017	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$976,635	$983,520	$732,932
Loans	786,546	781,857	618,625
Investment securities	83,882	86,273	54,021
Deposits	821,820	823,512	592,978
Borrowings	66,279	67,579	46,454
Shareholders’ equity	80,009	78,609	77,395

Selected Statements of Income Data:
Net interest income	$9,166	$33,098	$7,288
Income before taxes	2,615	6,766	1,717
Net income	1,726	4,483	1,132
Income per common share - Basic	.28	.72	.18
Income per common share - Diluted	.28	.72	.18
Weighted average shares outstanding	6,270,034	6,236,067	6,214,083
Weighted average shares outstanding- Diluted	6,271,904	6,268,703	6,214,083

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	4.19%	4.19%	4.33%
Return on average assets	.71	.52	.62
Return on average equity	8.83	5.73	5.89

Average total assets	$980,491	$865,573	$737,088
Average total shareholders’ equity	79,293	78,300	77,284
Average loans to average deposits ratio	94.81%	98.14%	101.87%

Common Share Data at end of period:
Market price per common share	$13.72	$13.47	$10.25
Book value per common share	12.71	12.55	12.42
Tangible book value per share	11.47	11.29	11.64
Dividends paid per share, annualized	.480	.400	.400
Common shares outstanding	6,294,930	6,263,371	6,231,246

Other Data at end of period:
Allowance for loan losses	$5,146	$5,020	$4,824
Non-performing assets	$8,196	$8,906	$4,401
Allowance for loan losses to total loans	.66%	.64%	.78%
Non-performing assets to total assets	.84%	.91%	.60%
Texas ratio	10.60%	11.76%	5.61%

Number of:
Branch locations	23	23	17
FTE Employees	221	222	178

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	March 31,
	2017	2016	2016
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$41,166	$44,620	$18,013
Federal funds sold	3	2,135	3
Cash and cash equivalents	41,169	46,755	18,016

Interest-bearing deposits in other financial institutions	13,448	14,047	4,989
Securities available for sale	83,882	86,273	54,021
Federal Home Loan Bank stock	2,719	2,911	2,169

Loans:
Commercial	552,483	543,573	455,575
Mortgage	215,042	218,171	147,600
Consumer	19,021	20,113	15,450
Total Loans	786,546	781,857	618,625
Allowance for loan losses	(5,146)	(5,020)	(4,824)
Net loans	781,400	776,837	613,801

Premises and equipment	15,970	15,891	12,491
Other real estate held for sale	4,466	4,782	2,684
Deferred tax asset	7,651	8,760	8,523
Deposit based intangibles	2,110	2,172	1,046
Goodwill	5,694	5,694	3,805
Other assets	18,126	19,398	11,387

TOTAL ASSETS	$976,635	$983,520	$732,932

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing deposits	$147,106	$164,179	$117,704
NOW, money market, interest checking	283,314	286,622	207,068
Savings	61,171	58,315	31,994
CDs<$250,000	141,569	141,629	116,995
CDs>$250,000	8,802	8,489	7,910
Brokered	179,858	164,278	111,307
Total deposits	821,820	823,512	592,978

Federal funds purchased	3,000	6,000	10,000
Borrowings	66,279	67,579	46,454
Other liabilities	5,527	7,820	6,105
Total liabilities	896,626	904,911	655,537

SHAREHOLDERS’ EQUITY:
Common stock and additional paid in capital - No par value
Authorized - 18,000,000 shares
Issued and outstanding - 6,294,930; 6,263,371; and 6,231,246 shares respectively	61,683	61,583	61,184
Retained earnings	18,176	17,206	15,746
Accumulated other comprehensive income
Unrealized gains (losses) on available for sale securities	228	(102)	514
Minimum pension liability	(78)	(78)	(49)

Total shareholders’ equity	80,009	78,609	77,395

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$976,635	$983,520	$732,932

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$9,957	$7,960
Tax-exempt	33	2
Interest on securities:
Taxable	399	262
Tax-exempt	79	31
Other interest income	128	55
Total interest income	10,596	8,310

INTEREST EXPENSE:
Deposits	959	769
Borrowings	471	253
Total interest expense	1,430	1,022

Net interest income	9,166	7,288
Provision for loan losses	150	—
Net interest income after provision for loan losses	9,016	7,288

OTHER INCOME:
Deposit service fees	272	216
Income from loans sold on the secondary market	298	267
SBA/USDA loan sale gains	60	—
Mortgage servicing (amortization) income	(8)	(54)
Net security gains	—	97
Other	154	101
Total other income	776	627

OTHER EXPENSE:
Salaries and employee benefits	3,797	3,387
Occupancy	785	640
Furniture and equipment	481	383
Data processing	461	345
Advertising	123	156
Professional service fees	321	241
Loan origination expenses and deposit and card related fees	179	127
Writedowns and losses on other real estate held for sale	12	16
FDIC insurance assessment	157	108
Telephone	157	112
Transaction related expenses	—	106
Other	704	577
Total other expenses	7,177	6,198

Income before provision for income taxes	2,615	1,717
Provision for income taxes	889	585

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,726	$1,132

INCOME PER COMMON SHARE:
Basic	$.28	$.18
Diluted	$.28	$.18

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)

Loan Portfolio Balances (at end of period):

	March 31,	December 31,	March 31,
	2017	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)
Commercial Loans:
Real estate - operators of nonresidential buildings	$114,650	$121,861	$102,427
Hospitality and tourism	69,568	68,025	46,555
Lessors of residential buildings	30,118	27,590	29,194
Gasoline stations and convenience stores	20,187	20,509	21,614
Logging	16,096	19,903	17,306
Commercial construction	10,618	11,505	14,489
Other	291,246	274,180	223,990
Total Commercial Loans	552,483	543,573	455,575

1-4 family residential real estate	202,654	205,945	135,641
Consumer	19,021	20,113	15,450
Consumer construction	12,388	12,226	11,959

Total Loans	$786,546	$781,857	$618,625

Credit Quality (at end of period):

	March 31,	December 31,	March 31,
	2017	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)
Nonperforming Assets :
Nonaccrual loans	$3,691	$3,959	$1,523
Loans past due 90 days or more	—	—	44
Restructured loans	39	165	150
Total nonperforming loans	3,730	4,124	1,717
Other real estate owned	4,466	4,782	2,684
Total nonperforming assets	$8,196	$8,906	$4,401
Nonperforming loans as a % of loans	.47%	.53%	.28%
Nonperforming assets as a % of assets	.84%	.91%	.60%
Reserve for Loan Losses:
At period end	$5,146	$5,020	$4,824
As a % of average loans	.65%	.64%	.78%
As a % of nonperforming loans	137.96%	121.73%	280.96%
As a % of nonaccrual loans	139.42%	126.80%	316.74%
Texas Ratio	10.60%	11.76%	5.61%

Charge-off Information (year to date):
Average loans	$782,477	$703,047	$615,684
Net charge-offs (recoveries)	$24	$584	$180
Charge-offs as a % of average loans, annualized	.01%	.08%	.12%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	March 31	December 31	September 30	June 30,	March 31,
	2017	2016	2016	2016	2016
BALANCE SHEET (Dollars in thousands)

Total loans	$786,546	$781,857	$756,804	$725,635	$618,625
Allowance for loan losses	(5,146)	(5,020)	(4,862)	(4,733)	(4,824)
Total loans, net	781,400	776,837	751,942	720,902	613,801
Total assets	976,635	983,520	959,121	892,328	732,932
Core deposits	633,160	650,745	660,867	579,606	473,761
Noncore deposits	188,660	172,767	146,313	158,757	119,217
Total deposits	821,820	823,512	807,180	738,363	592,978
Total borrowings	66,279	67,579	67,730	70,604	56,454
Total shareholders’ equity	80,009	78,609	78,285	77,081	77,395
Total tangible equity	72,205	70,743	70,356	69,916	72,544
Total shares outstanding	6,294,930	6,263,371	6,263,371	6,226,246	6,231,246
Weighted average shares outstanding	6,270,034	6,263,371	6,238,756	6,227,730	6,214,083

AVERAGE BALANCES (Dollars in thousands)

Assets	$980,491	$958,781	$930,353	$834,674	$737,088
Loans	782,477	771,279	734,702	689,462	615,684
Deposits	825,309	800,508	780,265	679,183	604,363
Equity	79,293	78,406	78,027	79,481	77,284

INCOME STATEMENT (Dollars in thousands)

Net interest income	$9,166	$9,118	$8,696	$7,996	$7,288
Provision for loan losses	150	250	200	150	—
Net interest income after provision	9,016	8,868	8,496	7,846	7,288
Total noninterest income	776	1,141	1,489	896	627
Total noninterest expense	7,177	7,509	7,285	8,893	6,198
Income before taxes	2,615	2,500	2,700	(151)	1,717
Provision for income taxes	889	802	922	(26)	585
Net income available to common shareholders	$1,726	$1,698	$1,778	$(125)	$1,132
Income pre-tax, pre-provision	$2,765	$2,750	$2,900	$(1)	$1,717

PER SHARE DATA

Earnings	$.28	$.27	$.29	$(.02)	$.18
Book value per common share	12.71	12.55	12.50	12.38	12.42
Tangible book value per share	11.47	11.29	11.23	11.23	11.64
Market value, closing price	13.72	13.47	11.49	11.01	10.25
Dividends per share	.120	.100	.100	.100	.100

ASSET QUALITY RATIOS

Nonperforming loans/total loans	.47%	.53%	.62%	.46%	.28%
Nonperforming assets/total assets	.84	.91	.83	.76	.60
Allowance for loan losses/total loans	.65	.64	.64	.65	.78
Allowance for loan losses/nonperforming loans	137.96	1.22	104.13	142.52	280.96
Texas ratio	10.60	11.76	10.55	9.13	5.61

PROFITABILITY RATIOS

Return on average assets	.71%	.70%	.76%	(.06)%	.62%
Return on average equity	8.83	8.62	9.06	(.63)	5.89
Net interest margin	4.19	4.14	4.18	4.19	4.33
Average loans/average deposits	94.81	96.35	94.16	101.51	101.87

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	6.77%	7.18%	7.29%	7.68%	9.55%
Tier 1 capital to risk weighted assets	8.49	8.80	8.22	8.76	10.82
Total capital to risk weighted assets	9.15	9.45	8.81	9.39	11.57
Average equity/average assets (for the quarter)	8.09	8.18	8.39	9.52	10.49
Tangible equity/tangible assets (at quarter end)	7.45	7.25	7.40	7.90	9.96